Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Ventrus Biosciences, Inc. on Form S-3 (No. 333-181498) to be filed on May 17, 2012 of our report dated March 13, 2012 on our audit of the effectiveness of Ventrus Biosciences Inc.’s internal control over financial reporting as of December 31, 2011, which report is included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2012.

/s/ EisnerAmper LLP

New York, New York

May 17, 2012